Exhibit 99.1

First Western Reports First Quarter 2019 Financial Results

First Quarter 2019 Summary

•	Net income available to common shareholders of $1.6 million in Q1 2019, compared to net income available to common shareholders of $0.6 million in Q1 2018
•	Diluted EPS of $0.21 in Q1 2019, compared to $0.22 in Q4 2018, and $0.11 in Q1 2018
•	Gross loans, excluding loans held for sale, of $931.2 million, a 16.7% annualized increase from Q4 2018 and a 13.9% increase from Q1 2018
•	Total deposits of $978.1 million, a 17.2% annualized increase from Q4 2018 and a 19.5% increase from Q1 2018
•	Efficiency ratio of 83.2%, compared to 80.6% in Q4 2018, and 89.1% in Q1 2018

Denver, Colo., April 25, 2019 – First Western Financial, Inc., (“First Western” or the “Company”) (NASDAQ: MYFW), a financial services holding company, today reported financial results for the first quarter ended March 31, 2019.

For the first quarter of 2019, net income available to common shareholders was $1.6 million, or $0.21 per diluted share. This compares to $1.7 million, or $0.22 per diluted share, for the fourth quarter of 2018, and $0.6 million, or $0.11 per share, for the first quarter of 2018, which included $0.6 million of preferred stock dividends. The preferred stock was redeemed in the third quarter of 2018.

“We delivered another solid quarter driven by continued improvement in our business development efforts,” said Scott C. Wylie, CEO of First Western. “The value proposition of our ‘one-stop-shop’ model is helping to attract new customers to First Western, which resulted in strong balance sheet growth and solid inflows of assets under management during the first quarter.  Our loan production continues to be well diversified, with significant growth in all of our major portfolios with the exception of commercial real estate.  Our new business pipeline remains strong and we expect to deliver a steady increase in profitability as we move through 2019, driven by continued quality balance sheet growth, higher non-interest income, and further improvement in operating efficiencies.”

	For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018
Earnings Summary
Net interest income	$7,971	$7,899	$7,360
Less: Provision for (recovery of) credit losses	194	349	(187)
Total non-interest income	6,976	6,351	7,292
Total non-interest expense	12,602	11,649	13,286
Income before income taxes	2,151	2,252	1,553
Income tax expense	524	528	367
Net income	1,627	1,724	1,186
Preferred stock dividends	—	—	(561)
Net income available to common shareholders	$1,627	$1,724	$625
Basic and diluted earnings per common share	$0.21	$0.22	$0.11

Return on average assets	0.57%	0.66%	0.48%
Return on average shareholders' equity	5.50%	5.98%	4.59%
Return on tangible common equity(1)	6.88%	7.52%	4.68%
Net interest margin	3.03%	3.29%	3.25%
Efficiency ratio(1)	83.15%	80.60%	89.11%
(1)	Represents a Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.

Operating Results for the First Quarter 2019

Revenue

Gross revenue (total income before non-interest expense, plus provision for credit losses) was $14.9 million for the first quarter of 2019, compared to $14.3 million for the fourth quarter of 2018. The increase in revenue was primarily driven by a $0.6 million increase in non-interest income, due to an increase in mortgage activity.

Relative to the first quarter of 2018, gross revenue increased $0.3 million from $14.7 million. The increase was primarily attributable to a $0.6 million increase in net interest income, partially offset by a $0.3 million decrease in non-interest income.

Net Interest Income

Net interest income for the first quarter of 2019 was $8.0 million, compared to $7.9 million for the fourth quarter of 2018. The increase in net interest income from the fourth quarter of 2018 was primarily attributable to higher average loan balances.

Relative to the first quarter of 2018, net interest income increased 8.3% from $7.4 million. The increase in net interest income from the first quarter of 2018 was primarily driven by higher average loan balances.

Net Interest Margin

Net interest margin for the first quarter of 2019 decreased to 3.03% from 3.29% in the fourth quarter of 2018. The decrease was due to an 11 basis point decrease in the average yield on interest earning assets, from 4.31% to 4.20%, driven by an unfavorable shift in the mix of earning assets and from a 17 basis point increase in the average cost of funds, from 1.06% to 1.23%. The increase in cost of funds was driven by rapid growth in higher-cost trust and large client deposits beginning in the fourth quarter of 2018, which continued into the first quarter of 2019.

Relative to the first quarter of 2018, the net interest margin decreased to 3.03% from 3.25%, due to a 22 basis point increase in the average yield on interest earning assets, offset by a 49 basis point increase in the average cost of funds.

Non-interest Income

Non-interest income for the first quarter of 2019 was $7.0 million, an increase of 9.8% from $6.4 million in the fourth quarter of 2018. The increase was primarily attributable to higher net gains on mortgage loans sold as a result of a  higher volume of mortgages sold in the first quarter of 2019.

Non-interest income decreased 4.3% from $7.3 million in the first quarter of 2018, primarily as a result of a $0.3 million decrease in trust and investment management fees and a $0.3 million decrease in bank fees, which were partially offset by a $0.2 million increase in net gains from mortgage loans sold.

Non-interest Expense

Non-interest expense for the first quarter of 2019 was $12.6 million, an increase of 8.2% from $11.6 million for the fourth quarter of 2018. The increase was primarily attributable to a $0.9 million increase in salaries and employee benefits expense resulting from an increase in incentive accruals and payroll taxes.

Non-interest expense decreased 5.1% from $13.3 million in the first quarter of 2018, primarily due to lower salary and employee benefits expense as a result of streamlining the cost structure in certain areas of the Company.

The Company’s efficiency ratio was 83.2% in the first quarter of 2019, compared with 80.6% in the fourth quarter of 2018 and 89.1% in the first quarter of 2018.

Income Taxes

The Company recorded income tax expense of $0.5 million for the first quarter of 2019, representing an effective tax rate of 24.4%, compared to 23.4% for the fourth quarter of 2018.

Loan Portfolio

Gross loans, excluding mortgage loans held for sale, totaled $931.2 million at March 31, 2019, compared to $894.0 million at December  31, 2018 and $817.3 million at March 31, 2018. The increase in gross loans from December  31, 2018 was attributable to growth in all of the Company’s major loan categories with the exception of commercial real estate.

Deposits

Total deposits were $978.1 million at March 31, 2019, compared to $937.8 million at December  31, 2018, and $818.2 million at March 31, 2018. The increase in total deposits from December 31, 2018 was due primarily to an increase in non-interest bearing and money market deposits.

Assets Under Management

Total assets under management increased by $546.1 million during the first quarter to $5.78 billion at March 31, 2019, compared to $5.24 billion at December 31, 2018, and $5.36 billion at March 31, 2018.  The increase was attributed to market volatility resulting in an increase of $575.3 million which was partially off-set by net client outflows of $29.2 million in the first quarter of 2019.

Credit Quality

Non-performing assets totaled $19.4 million, or 1.69% of total assets, at March 31, 2019, a slight decrease from $19.7 million, or 1.82% of total assets, at December 31, 2018.

The Company recorded zero net charge-offs in the first quarter.

The Company recorded a provision for loan losses of $0.2 million for the first quarter of 2019, primarily attributable to the growth in the loan portfolio.

Capital

At March 31, 2019, First Western (“Consolidated”) and First Western Trust (“Bank”) exceeded the minimum capital levels required by their respective regulators. At March 31, 2019, the Bank was classified as “well capitalized”, as summarized in the following table:

March 31,
2019
Consolidated Capital
Common Equity Tier 1(CET1) to risk-weighted assets	11.13%
Tier 1 capital to risk-weighted assets	11.13%
Total capital to risk-weighted assets	12.78%
Tier 1 capital to average assets	8.67%

Bank Capital
Common Equity Tier 1(CET1) to risk-weighted assets	10.36%
Tier 1 capital to risk-weighted assets	10.36%
Total capital to risk-weighted assets	11.26%
Tier 1 capital to average assets	8.07%

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. MT/ 11:00 p.m. ET on Friday, April  26, 2019. The call can be accessed via telephone at 877-405-1628; passcode 1193649.  A recorded replay will be accessible through May 3, 2019 by dialing 855-859-2056; passcode 1193649.

A slide presentation relating to the first quarter 2019 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://myfw.gcs-web.com.

About First Western Financial Inc.

First Western Financial, Inc. is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming and California.  First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”).   These non-GAAP financial measures include “Tangible Common Equity,” “Tangible Common Book Value per Share,” “Return on Tangible Common Equity,” “Efficiency Ratio,” and “Gross Revenue.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s financial position and performance. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliation of non-GAAP financial measures, to GAAP financial measures are provided at the end of this press release.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the risk of geographic concentration in Colorado, Arizona, Wyoming and California; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Form 10-K with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2019 Annual Report on Form 10-K (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Quarterly Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:

Financial Profiles, Inc.

Tony Rossi

310-622-8221

Larry Clark

310-622-8223

MYFW@finprofiles.com

IR@myfw.com

First Western Financial, Inc.

Consolidated Financial Summary (unaudited)

	Three Months Ending
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018
Interest and dividend income:
Loans, including fees	$10,218	$9,866	$8,602
Investment securities	310	273	277
Federal funds sold and other	522	206	127
Total interest and dividend income	11,050	10,345	9,006

Interest expense:
Deposits	2,909	2,179	1,160
Other borrowed funds	170	267	486
Total interest expense	3,079	2,446	1,646
Net interest income	7,971	7,899	7,360
Less: Provision for (recovery of) credit losses	194	349	(187)
Net interest income, after provision for (recovery of) credit losses	7,777	7,550	7,547

Non-interest income:
Trust and investment management fees	4,670	4,752	4,954
Net gain on mortgage loans sold	1,456	791	1,251
Bank fees	289	333	610
Risk management and insurance fees	468	380	383
Income on company-owned life insurance	93	95	94
Total non-interest income	6,976	6,351	7,292
Total income before non-interest expense	14,753	13,901	14,839

Non-interest expense:
Salaries and employee benefits	7,618	6,710	8,180
Occupancy and equipment	1,407	1,414	1,485
Professional services	777	814	824
Technology and information systems	1,069	954	1,063
Data processing	687	659	640
Marketing	278	378	285
Amortization of other intangible assets	173	163	230
Other	593	557	579
Total non-interest expense	12,602	11,649	13,286
Income before income taxes	2,151	2,252	1,553
Income tax expense	524	528	367
Net income	1,627	1,724	1,186
Preferred stock dividends	—	—	(561)
Net income available to common shareholders	$1,627	$1,724	$625
Earnings per common share:
Basic and diluted	$0.21	$0.22	$0.11

First Western Financial, Inc.

Consolidated Financial Summary (unaudited) (continued)

	March 31,	December 31,	March 31,
	2019	2018	2018
(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$2,164	$1,574	$1,287
Interest-bearing deposits in other financial institutions	67,602	71,783	35,789
Total cash and cash equivalents	69,766	73,357	37,076

Available-for-sale securities	53,610	43,695	48,842
Correspondent bank stock, at cost	993	2,488	2,326
Mortgage loans held for sale	19,778	14,832	22,146
Loans, net of allowance of $7,645, $7,451, and $7,100	923,545	886,515	810,192
Promissory notes from related parties	—	—	5,795
Premises and equipment, net	5,815	6,100	6,477
Accrued interest receivable	3,053	2,844	2,378
Accounts receivable	4,561	4,492	5,504
Other receivables	881	1,391	1,009
Other real estate owned, net	658	658	658
Goodwill	24,811	24,811	24,811
Other intangible assets, net	229	402	1,003
Deferred tax assets, net	4,549	4,306	5,810
Company-owned life insurance	14,803	14,709	14,410
Other assets	17,636	3,724	3,184
Total assets	$1,144,688	$1,084,324	$991,621

LIABILITIES
Deposits:
Noninterest-bearing	$226,484	$202,856	$223,582
Interest-bearing	751,617	734,902	594,645
Total deposits	978,101	937,758	818,227
Borrowings:
Federal Home Loan Bank Topeka borrowings	20,361	15,000	47,928
Subordinated Notes	6,560	6,560	13,435
Accrued interest payable	329	231	216
Other liabilities	19,669	7,900	7,660
Total liabilities	1,025,020	967,449	887,466

SHAREHOLDERS’ EQUITY
Total shareholders’ equity	119,668	116,875	104,155
Total liabilities and shareholders’ equity	$1,144,688	$1,084,324	$991,621

First Western Financial, Inc.

Consolidated Financial Summary (unaudited) (continued)

	As of
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Loan Portfolio
Cash, Securities and Other	$130,641	$114,165	$123,659
Construction and Development	37,128	31,897	29,150
1 - 4 Family Residential	360,607	350,852	298,007
Non-Owner Occupied CRE	172,014	173,741	167,617
Owner Occupied CRE	108,873	108,480	92,508
Commercial and Industrial	120,602	113,660	105,265
Total loans held for investment	$929,865	$892,795	$816,206
Deferred costs, net	1,325	1,171	1,086
Gross loans	$931,190	$893,966	$817,292
Total loans held for sale	$19,778	$14,832	$22,146

Deposit Portfolio
Money market deposit accounts	$513,328	$489,506	$328,427
Time deposits	176,312	178,743	185,459
Negotiable order of withdrawal accounts	59,464	64,853	78,970
Savings accounts	2,513	1,800	1,789
Total interest-bearing deposits	$751,617	$734,902	$594,645
Noninterest-bearing accounts	$226,484	$202,856	$223,582
Total deposits	$978,101	$937,758	$818,227

First Western Financial, Inc.

Consolidated Financial Summary (unaudited) (continued)

	For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Average Balance Sheets
Average Assets
Interest-earnings assets:
Interest-bearing deposits in other financial institutions	$85,826	$36,563	$36,375
Available-for-sale securities	50,474	46,219	51,732
Loans	915,921	878,145	812,306
Promissory notes from related parties (1)	—	—	5,756
Interest earning-assets	1,052,221	960,927	906,169
Mortgage loans held-for-sale	13,277	15,148	18,416
Total interest earning-assets, plus loans held-for-sale	1,065,498	976,075	924,585
Allowance for loan losses	(7,567)	(7,240)	(7,170)
Noninterest-earnings assets	77,780	68,962	72,070
Total assets	$1,135,711	$1,037,797	$989,485

Average Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$760,507	$674,691	$595,148
Federal Home Loan Bank Topeka borrowings	10,401	26,959	55,517
Subordinated notes	6,560	6,560	13,436
Total interest-bearing liabilities	$777,468	$708,210	$664,101
Noninterest-bearing liabilities:
Noninterest-bearing deposits	220,408	205,059	214,980
Other liabilities	19,413	9,214	7,049
Total noninterest-bearing liabilities	$239,821	$214,273	$222,029
Shareholders’ equity	$118,422	$115,314	$103,355
Total liabilities and shareholders’ equity	$1,135,711	$1,037,797	$989,485

Yields (annualized)
Interest-bearing deposits in other financial institutions	2.43%	2.25%	1.40%
Available-for-sale securities	2.46%	2.36%	2.14%
Loans	4.46%	4.49%	4.20%
Promissory notes from related parties	—%	—%	4.52%
Interest earning-assets	4.20%	4.31%	3.98%
Mortgage loans held-for-sale	3.80%	4.33%	4.34%
Total interest earning-assets, plus loans held-for-sale	4.20%	4.31%	3.98%
Interest-bearing deposits	1.53%	1.29%	0.78%
Federal Home Loan Bank Topeka borrowings	1.92%	2.20%	1.65%
Subordinated notes	7.32%	7.26%	7.65%
Total interest-bearing liabilities	1.58%	1.38%	0.99%
Net interest margin	3.03%	3.29%	3.25%
Interest rate spread	2.62%	2.93%	2.99%

(1)	Promissory notes from related parties were reclassified to loans in 2018 due to change in composition of related parties.

First Western Financial, Inc.

Consolidated Financial Summary (unaudited) (continued)

	As of and for the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018
Asset Quality
Nonperforming loans	$18,713	$19,052	$3,394
Nonperforming assets	19,371	19,710	4,052
Net charge-offs	—	16	—
Nonperforming loans to total loans	2.01%	2.13%	0.42%
Nonperforming assets to total assets	1.69%	1.82%	0.41%
Allowance for loan losses to nonperforming loans	40.85%	39.11%	209.19%
Allowance for loan losses to total loans	0.82%	0.83%	0.87%
Net charge-offs to average loans	—%	—%	—%

Assets under management	$5,781,297	$5,235,177	$5,358,316

Market Data
Book value per share at period end	$15.02	$14.67	$13.42
Tangible book value per common share(1)	$11.88	$11.50	$9.05
Weighted average outstanding shares, basic	7,873,718	7,873,718	5,870,813
Weighted average outstanding shares, diluted	7,889,644	7,887,512	5,938,426
Shares outstanding at period end	7,968,420	7,968,420	5,900,698

Consolidated Capital
Common Equity Tier 1(CET1) to risk-weighted assets	11.13%	11.35%	7.04%
Tier 1 capital to risk-weighted assets	11.13%	11.35%	9.44%
Total capital to risk-weighted assets	12.78%	13.06%	12.31%
Tier 1 capital to average assets	8.67%	9.28%	7.72%

Bank Capital
Common Equity Tier 1(CET1) to risk-weighted assets	10.36%	10.55%	10.36%
Tier 1 capital to risk-weighted assets	10.36%	10.55%	10.36%
Total capital to risk-weighted assets	11.26%	11.47%	11.29%
Tier 1 capital to average assets	8.07%	8.63%	8.43%
(1)	Represents a Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.

First Western Financial, Inc.

Consolidated Financial Summary (unaudited) (continued)

Reconciliations of Non-GAAP Financial Measures

	As of and for the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except share and per share data)	2019	2018	2018
Tangible common
Total shareholders' equity	$119,668	$116,875	$104,155
Less:
Preferred stock (liquidation preference)	—	—	24,968
Goodwill	24,811	24,811	24,811
Other intangibles, net	229	402	1,003
Tangible common equity	$94,628	$91,662	$53,373

Common shares outstanding, end of period	7,968,420	7,968,420	5,900,698
Tangible common book value per share	$11.88	$11.50	$9.05

Net income, as reported	$1,627	$1,724	$1,186
Less: Preferred stock dividends	—	—	561
Income available to common shareholders	$1,627	$1,724	$625
Return on tangible common equity	6.88%	7.52%	4.68%

Efficiency
Non-interest expense	$12,602	$11,649	$13,286
Less: Amortization	173	163	230
Adjusted non-interest expense	$12,429	$11,486	$13,056

Net interest income	$7,971	$7,899	$7,360
Non-interest income	6,976	6,351	7,292
Total income	$14,947	$14,250	$14,652
Efficiency ratio	83.15%	80.60%	89.11%

Total income before non-interest expense	$14,753	$13,901	$14,839
Plus: Provision for (recovery of) credit losses	194	349	(187)
Gross revenue	$14,947	$14,250	$14,652